                                                                  EXECUTION COPY

                                                                    Exhibit 4.02

                               JABIL CIRCUIT, INC.

                                       and

                              THE BANK OF NEW YORK,

                                   As Trustee

                            ------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of July 21, 2003

                           --------------------------

                            Supplemental to Indenture

                            Dated as of July 21, 2003

                               ------------------

                         Creating a series of Securities
                                   designated
                          5.875% Senior Notes due 2010

                                TABLE OF CONTENTS

                                                     ARTICLE ONE

                               DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101       Definitions....................................................................................      2

                                                     ARTICLE TWO

                                                      THE NOTES

Section 201       Designation of Notes; Establishment of Form....................................................      3

Section 202       Transfer and Exchange..........................................................................      4

Section 203       Amount.........................................................................................      5

Section 204       Interest.......................................................................................      6

Section 205       Denominations..................................................................................      6

Section 206       Place of Payment...............................................................................      6

Section 207       Optional Redemption............................................................................      7

Section 208       Applicability of Certain Indenture Provisions..................................................      7

Section 209       Stated Maturity................................................................................      7

Section 210       Discharge of Liability on Notes................................................................      7

Section 211       Ranking........................................................................................      7

                                                    ARTICLE THREE

                                 REDEMPTION OF NOTES AT THE OPTION OF THE COMPANY

Section 301       General........................................................................................      7

                                                    ARTICLE FOUR

                                              MISCELLANEOUS PROVISIONS

Section 401       Integral Part..................................................................................      9

Section 402       General Definitions............................................................................      9

Section 403       Adoption, Ratification and Confirmation........................................................      9

Section 404       Counterparts...................................................................................      9

Section 405       Governing Law..................................................................................     10

Section 406       Conflict of Any Provision of Indenture with Trust Indenture Act of 1939........................     10

Section 407       Effect of Headings.............................................................................     10

Section 408       Severability of Provisions.....................................................................     10

Section 409       Successors and Assigns.........................................................................     10

Section 410       Benefit of Supplemental Indenture..............................................................     10

Section 411       Acceptance by Trustee..........................................................................     10

Section 412       Calculations...................................................................................     11

ANNEX A           ...............................................................................................    A-1

                               JABIL CIRCUIT, INC.

                          FIRST SUPPLEMENTAL INDENTURE

         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of July 21, 2003, between Jabil Circuit, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                                   WITNESSETH

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of July 21, 2003 (the "Indenture"), providing for the issuance from time to time of its subordinated debentures, notes, bonds or other evidences of indebtedness (hereinafter called "Securities") in one or more fully registered series;

         WHEREAS, Section 9.1 of the Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

         WHEREAS, Section 3.1 of the Indenture provides that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Indenture;

         WHEREAS, the Company desires to issue up to $300,000,000 5.875% Senior Notes due 2010 (the "Notes"), a new series of Securities, the issuance of which was authorized by resolutions of the Board of Directors of the Company, dated July 27, 2000, and by resolution of the Pricing Committee of the Board of Directors of the Company, dated July 15, 2003;

         WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to supplement and amend in certain respects the Indenture insofar as it will apply only to the Notes (and not to any other series); and

         WHEREAS, all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this First Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

         NOW THEREFORE:

         In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:

                                    ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101       Definitions.

         For all purposes of the Indenture and this First Supplemental Indenture relating to the series of Securities (consisting of Notes) created hereby, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article have the meanings assigned to them in this Article. Each capitalized term that is used in this First Supplemental Indenture but not defined herein shall have the meaning specified in the Indenture. Except as otherwise specified, section references are to sections of this First Supplemental Indenture.

         "Agent Members" has the meaning specified in Section 201(b).

         "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depository that are applicable to such transfer or exchange.

         "Business Day" means any day which is not a Saturday, Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by regulation or executive order to close in The City of New York.

         "Certificated Security" means a Security that is in substantially the form attached hereto as Annex A.

         "Depository" has the meaning specified in Section 201(a).

         "Global Security" means a permanent global Security that is in substantially the form attached hereto as Annex A and which is deposited with the Depository or the Securities Custodian and registered in the name of the Depository or its nominee.

         "Indenture" has the meaning specified in the first recital hereto.

         "Interest Payment Date" has the meaning specified in Section 204.

         "Issue Date" of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

         "Notes" has the meaning specified in the fourth recital hereto.

         "Redemption Date" has the meaning specified in Section 301.

         "Redemption Price" has the meaning specified in Section 301.

         "Regular Record Date" has the meaning specified in Section 204.

         "Securities" has the meaning specified in the first recital hereto.

         "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Stated Maturity" has the meaning specified in Section 207.

                                   ARTICLE TWO

                                    THE NOTES

Section 201       Designation of Notes; Establishment of Form.

         There shall be a series of Securities designated "5.875% Senior Notes due 2010" of the Company, and the form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this First Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Notes, as evidenced by their execution of the Notes.

         (a) Registered Securities. The certificates for the Notes shall be Registered Securities and shall be issued initially in the form of one or more Global Securities, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian for the depositary, The Depository Trust Company (such depositary, or any successor thereto, being hereinafter referred to as the "Depository"), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided.

         (b) Global Securities in General. Each Global Security shall represent such of the Outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of Outstanding Notes and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced, as appropriate, to reflect redemptions or purchases of such Notes. Any decrease in the principal amount of Outstanding Notes represented thereby shall be made by the Securities Custodian in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian.

                  Neither any members of, or participants in, the Depository ("Agent Members") nor any other Persons on whose behalf Agent Members may act shall have rights under the Indenture or this First Supplemental Indenture with respect to any Global Security held in the name of the Depository or any nominee thereof, or under the Global Security, and the Depository (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or (B) impair, as between the Depository, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (c) Certificated Securities. Certificated Securities shall be issued only under the limited circumstances provided in Sections 202(a)(1) hereof.

         (d) Paying Agent. The Company shall maintain an office or agency where Notes may be presented for purchase or payment ("Paying Agent"). The Company may have one or more additional paying agents.

                  The Company shall enter into an appropriate agency agreement with any Paying Agent (other than the Trustee). The agreement shall implement the provisions of the Indenture and this First Supplemental Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.6 of the Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent.

         The Company initially appoints the Trustee as Paying Agent in connection with the Notes.

Section 202       Transfer and Exchange.

         (a)      Transfer and Exchange of Global Securities.

                           (1) Certificated Securities shall be issued in exchange for interests in the Global Securities only if (i) the Depository notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities, (ii) the Depository ceases to be a "clearing agency" registered under the Securities Exchange Act if so required by applicable law or regulation and a successor depositary is not appointed by the Company within 90 days,
         (iii) the Company in its sole discretion determines that the Global Securities shall be exchangeable for Certificated Securities or (iv) there shall have occurred and be continuing an Event of Default. In either case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the persons in whose names such Certificated Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. Nothing herein shall require the Trustee to communicate directly with beneficial owners, and the Trustee shall in connection with any transfers hereunder be entitled to rely on instructions received through the registered Holder.

                           In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with the foregoing paragraph and, thereafter, the events or conditions specified in this Section 202(a)(1) which required such exchange shall have ceased to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given.

                           (2) Notwithstanding any other provisions of this First Supplemental Indenture other than the provisions set forth in
         Section 202(a)(1) hereof, a Global Security may not be transferred, except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Nothing in this
         Section 202(a)(2) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 202.

         (b) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented by a Holder to a Security Registrar with a request:

                           (1) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

                           (2) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Security Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the tenth paragraph of Section 3.5 of the Indenture.

         (c) Transfers to the Company. Nothing in this First Supplemental Indenture or in the Notes shall prohibit the sale or other transfer of any Notes (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries, which Notes shall thereupon be canceled in accordance with
Section 3.9 of the Indenture.

Section 203       Amount.

         (a) The Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount of up to $300,000,000 upon one or more Company Orders for the authentication and delivery of Notes, without any further action by the Company. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture may not exceed the amount set forth in the foregoing sentence, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 202 of this First Supplemental Indenture or Sections 3.4, 3.5, 3.6, 9.5 or 11.7 of the Indenture; provided, however, that the Company may, without the consent of the Holders of Outstanding Notes, increase the principal amount of the Notes Outstanding by issuing additional

Notes ("Additional Notes") in the future on the same terms and conditions (including, without limitation, the right to receive accrued and unpaid interest), except for differences in the issue price and Issue Date of the Additional Notes, and with the same CUSIP number as the Notes then Outstanding. No Additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes. Any Additional Notes would rank equally and ratably with the Notes then Outstanding and shall be treated as a single series for all purposes hereunder and under the Indenture. From and after the Issue Date of any Additional Notes, any reference herein to "Notes" shall include such Additional Notes.

         (b) The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.

Section 204       Interest.

         The principal of the Notes shall bear interest at the rate of 5.875% per annum from July 21, 2003 or from the most recent Interest Payment Date on which interest has been paid or duly provided for, payable semiannually in arrears on January 15 and July 15 of each year (each, an "Interest Payment Date"), commencing January 15, 2004, to the Persons in whose names the Notes are registered at the close of business on the January 1 or July 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date (each, a "Regular Record Date"). Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         If any Interest Payment Date or date of Maturity (including any Redemption Date) falls on a day that is not a Business Day, then interest will be paid on the next day that is a Business Day, and, unless the Company defaults on such payment, no interest will accrue for the period from and after such Interest Payment Date or date of Maturity. Maturity or redemption of a Note shall cause interest to cease to accrue on such Note subject to the Company's obligation to pay interest on overdue amounts in accordance with Section 5.3 of the Indenture and the terms of the Notes.

Section 205       Denominations.

         The Notes shall be issued without coupons in minimum denominations of $1,000 or any integral multiple thereof.

Section 206       Place of Payment.

         The Place of Payment for the Notes and the place or places where the Notes may be surrendered for registration of transfer, exchange or redemption and where notices may be given to the Company in respect of the Notes is at the office of the Trustee in New York, New York and at the agency of the Trustee maintained for that purpose at the office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer of immediately available funds to an account previously specified in writing by such Person to the Company and the Trustee.

Section 207       Redemption.

         The Notes may be redeemed in accordance with Article 11 of the Indenture, as amended by Article 3 of this First Supplemental Indenture, and otherwise subject to this First Supplemental Indenture. The Notes are not subject to any sinking fund.

         In the event that the Notes are called for redemption pursuant to the terms of this First Supplemental Indenture, the Holders of Notes shall have all rights as set forth in this First Supplemental Indenture.

Section 208       Applicability of Certain Indenture Provisions

         The provisions of Section 4.2 of the Indenture relating to defeasance and covenant defeasance shall be applicable to the Notes.

Section 209       Stated Maturity.

         The date on which the principal of the Notes is due and payable, unless earlier accelerated or redeemed pursuant to the Indenture or this First Supplemental Indenture, shall be July 15, 2010, which shall be the "Stated Maturity" thereof for the purposes of the Indenture and this First Supplemental Indenture.

Section 210       Discharge of Liability on Notes.

         The Notes may be discharged by the Company in accordance with the provisions of Article Four of the Indenture.

Section 211       Ranking

         The Notes are senior unsecured obligations of the Company.

                                  ARTICLE THREE

                REDEMPTION OF NOTES AT THE OPTION OF THE COMPANY

Section 301       General.

         The Company may redeem any of the Notes in whole or in part, at its option, at any time prior to their Stated Maturity, at the redemption price (the "Redemption Price") equal to the greater of:

         (i)      100% of the principal amount of the Notes being redeemed or

         (ii)     the Make-Whole Amount for the Notes being redeemed.

plus, in each case, accrued interest on such Notes to the date of redemption (the "Redemption Date"). The Company will, however, pay the interest installment due on any Interest Payment Date that occurs on or before a Redemption Date to the Holders of the Notes as of the close of business on the Regular Record Date immediately preceding that Interest Payment Date.

         "Make-Whole Amount" means the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 37.5 basis points.

         "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the H.15 Daily Update of the Federal Reserve Bank, or (ii) if such release (or any successor release) is not published or does not contain prices on such Business Day, the Reference Treasury Dealer Quotations actually obtained by the Trustee for such Redemption Date.

         "H.15 (519)" means the weekly statistical release entitled "H.15 (519) Selected Interest Rates" or any successor publication published by the Board of Governors of the Federal Reserve System.

         "H.15 Daily Update" means the daily update of H.15 (519) available through the worldwide website of the Board of Governors of the Federal Reserve System or any successor site or publication.

         "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

         "Reference Treasury Dealer" means (i) each of Banc One Capital Markets, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. (or their respective affiliates that are Primary Treasury Dealers (as defined below)), and their respective successors; provided, however, that if either of the foregoing shall cease to be a primary United States Treasury securities dealer in The City of New York (a "Primary Treasury Dealer") the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer(s) selected by the Trustee after consultation with the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

         The Company shall give notice of its intent to redeem the Notes at least 30 days, but no more than 60 days, prior to the Redemption Date to Holders of the Notes to be redeemed at their addresses as set forth in the security register for the Notes. If less than all of the Notes are to be redeemed, the notes to be redeemed shall be selected by lot by the Depository, in the case of Notes represented by a Global Security, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of Notes that are not represented by a Global Security.

         If at the time notice of redemption is given the redemption moneys are not on deposit with the Trustee, the redemption shall be subject to the receipt of such moneys on or before the Redemption Date, and such notice shall be of no effect unless such moneys are received.

         Upon payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

Section 401       Integral Part.

         This First Supplemental Indenture constitutes an integral part of the Indenture with respect to the Notes only.

Section 402       General Definitions.

         For all purposes of this First Supplemental Indenture:

         (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

         (b) the terms "herein," "hereof," "hereunder" and other words of similar import refer to this First Supplemental Indenture.

Section 403       Adoption, Ratification and Confirmation.

         The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

Section 404       Counterparts.

         This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

Section 405       Governing Law.

         THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO AND, IN EACH CASE, PERFORMED IN SAID STATE.

Section 406 Conflict of Any Provision of Indenture with Trust Indenture Act of 1939.

         If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act of 1939, as amended, such Trust Indenture Act provision shall control.

Section 407       Effect of Headings.

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 408       Severability of Provisions.

         In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 409       Successors and Assigns.

         All covenants and agreements in this First Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

Section 410       Benefit of Supplemental Indenture.

         Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

Section 411       Acceptance by Trustee.

         The Trustee accepts the amendments to the Indenture effected by this First Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this First Supplemental Indenture and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this First Supplemental Indenture and the Trustee makes no representation with respect thereto.

Section 412       Calculations.

         The Company shall be responsible for making all calculations called for under the Notes. The Company shall make all such calculations in good faith and, absent manifest error, such calculations shall be final and binding on the Holders of the Notes. The Company shall provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Company's calculations without independent calculation.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                                             JABIL CIRCUIT, INC.

                                             By:   /s/ Timothy L. Main
                                                 -------------------------------
                                                 Name: Timothy L. Main
                                                 Title: President

                                             THE BANK OF NEW YORK,
                                                   as Trustee

                                             By:   /s/ Mary LaGumina
                                                 -------------------------------
                                                 Name: Mary LaGumina
                                                 Title: Vice President

                                                                         ANNEX A

         [THIS NOTE IS A GLOBAL SECURITY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY ") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

REGISTERED                                                      PRINCIPAL AMOUNT
No:                                                             $

CUSIP: 466313AB9
                               JABIL CIRCUIT, INC.
                          5.875% SENIOR NOTES DUE 2010

         JABIL CIRCUIT, INC., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [ ] DOLLARS ($[ ]) on July 15, 2010 ("Stated Maturity") and to pay interest thereon from July 21, 2003 or from the most recent date in respect of which interest has been paid or duly provided for, on January 15 and July 15 of each year (each, an "Interest Payment Date"), commencing January 15, 2004, and at Stated Maturity or upon such other date on which the principal of this Note becomes due and payable, whether by declaration of acceleration, notice of redemption or otherwise, and including any Redemption Date (each such date, "Maturity"), at the rate of 5.875% per annum, until the principal hereof and premium, if any, hereon is paid or duly made available for payment and on any overdue principal or premium, if any, and (to the extent that payout of such interest is lawful) on any overdue installment of interest at the same rate per annum during the period in which such principal or premium, if any, or interest remains unpaid. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to below, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered as of the close of business on January 1 or July 1, as the case may be (whether or not a Business Day), next preceding such Interest Payment Date (each such date, a "Regular Record Date"). Any such interest that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder of this Note on such Regular Record Date by virtue of having been such Holder, and shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Payment of the principal of, and premium, if any, and interest on, this Note will be made at the office or agency maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person in whose name this Note is registered at the close of business on the related record date; provided further, that, notwithstanding anything else contained herein, if this
Note is a Global Security and is held in book-entry form through the facilities of the Depository, payments on this Note will be made to the Depository or its nominee in accordance with the arrangements then in effect between the Trustee and the Depository.

         Reference is hereby made to the further provisions of this Note set forth on the succeeding pages hereof, which further provisions shall for all purposes have the same effect as if set forth herein.

         IN WITNESS WHEREOF, JABIL CIRCUIT, INC. has caused this instrument to be duly executed.

                                               JABIL CIRCUIT, INC.

                                                By _____________________________
                                                   Name:
                                                   Title:

Attest:

By __________________________
   Name:
   Title:

Date:

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein, referred to in the within-mentioned Indenture.

                                                THE BANK OF NEW YORK, as Trustee

                                                By _____________________________
                                                   Authorized Signatory

                               JABIL CIRCUIT, INC.
                          5.875% SENIOR NOTES DUE 2010

         This Note is one of a duly authorized issue of Securities of the Company issued under an Indenture, dated as of July 21, 2003, and supplemented July 21, 2003 (the "Indenture"), between the Company and The Bank of New York (the "Trustee", which term includes any successor trustee under the Indenture), designated as the 5.875% Senior Notes due 2010 (the "Notes"), limited to $300,000,000 aggregate principal amount, subject to the provisions of the Indenture. Reference is made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note set forth below which are not defined herein and which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Indenture provides for the defeasance of the Notes and certain covenants in certain circumstances.

         This Note is unsecured as to payment of principal and premium, if any, and interest, and ranks pari passu with all other unsecured senior indebtedness of the Company.

         Interest payments on this Note will include interest accrued to but excluding the applicable Interest Payment Date or Maturity hereof, as the case may be. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

         In the case where the applicable Interest Payment Date or Maturity with respect hereto, as the case may be, does not fall on a Business Day, payment of principal, premium, if any, or interest otherwise payable on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at Maturity and, unless the Company defaults on such payment, no interest shall accrue with respect to such payment for the period from and after the Interest Payment Date or such Maturity, as the case may be, to the date of payment. "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to close.

         The Notes will not be subject to any sinking fund and, except as provided in the Indenture or herein, will not be redeemable or repayable prior to their Stated Maturity.

         The Notes are redeemable as a whole or in part, at the Company's option at any time, at a Redemption Price equal to the greater of (i) 100 percent of the principal amount of the Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 37.5 basis points, plus, in each case, accrued interest on the Notes to the Redemption Date. The Company will, however, pay the interest installment due on any Interest Payment Date that occurs on or before a Redemption Date to the Holders as of the close of business on the Regular Record Date immediately preceding that Interest Payment Date.

         "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury price for such Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the H.15 Daily Update of the Federal Reserve Bank, or (ii) if such release (or any successor release) is not published or does not contain prices on such Business Day, the Reference Treasury Dealer Quotations actually obtained by the Trustee for such Redemption Date.

         "H.15 (519)" means the weekly statistical release entitled "H.15 (519) Selected Interest Rates" or any successor publication published by the Board of Governors of the Federal Reserve System.

         "H.15 Daily Update" means the daily update of H.15 (519) available through the worldwide website of the Board of Governors of the Federal Reserve System or any successor site or publication.

         "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the trustee after consultation with the Company.

         "Reference Treasury Dealer" means (i) each of Banc One Capital Markets, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. (or their respective affiliates that are Primary Treasury Dealers (as defined below)), and their respective successors; provided, however, that if either of the foregoing shall cease to be a primary United States Treasury securities dealer in New York City (a "Primary Treasury Dealer") the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer(s) selected by the Trustee after consultation with the Company.

         "Reference Treasury Dealer Quotations" means with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City Time) on the third Business Day preceding such Redemption Date.

         If (a) the Company shall have on any date (the "Succession Date") consolidated with or merged into, or conveyed or transferred or leased its properties and assets as an entirety or substantially as an entirety to, any Person which is organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia, (b) as result of any change in or any amendment to the laws, regulations or published tax rulings of such jurisdiction, or of any political subdivision or taxing authority thereof or therein, affecting taxation, or any change in the official administration, application or interpretation of such laws, regulations or published tax rulings either generally or in relation to the Notes, which change or amendment becomes effective after the Succession Date or which change in official administration, application or interpretation shall not have been available to the public prior to such Succession Date and is notified to the Company, such continuing Person would be required to pay any Successor Additional Amounts pursuant to the Indenture or the terms of the Notes in respect of interest on any Notes on the next succeeding Interest Payment Date and (c) such obligation cannot be avoided by the Company or such continuing Person taking reasonable measures available to it, the Company or such continuing Person may at its option redeem all (but not less than all) of the Notes, upon not less than 30 nor more than 60 days' written notice as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount thereof plus accrued interest to the date fixed for redemption; provided however, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which a Successor would be obligated to pay such Successor Additional Amounts were a payment then due in respect of the Notes, and (b) at the time any such redemption notice is given, such obligation to pay such Successor Additional Amounts must remain in effect.

         Holders of Notes to be redeemed will be given notice of redemption, at their addresses as set forth in the Security Register for the Notes, at least 30 and not more than 60 days prior to the date fixed for redemption. If less than all the Notes are to be redeemed, the Notes to be redeemed shall be selected by lot by the Depository, in the case of Notes represented by a Global Security, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of the Notes that are not represented by a Global Security.

         Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portion thereof called for redemption.

         The payment of principal of, or premium, if any, or interest on, or in respect of, this Note shall be deemed to include the payment of Successor Additional Amounts provided for in the Indenture or herein to the extent that, in such context, Successor Additional Amounts are, were or would be payable in respect thereof pursuant to the Indenture or this Note.

         If any Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         As set forth in, and subject to the provisions of, the Indenture, no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, the Notes, or for any remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (ii) the Holders of not less than 25% in principal amount of the Outstanding Notes have made written request to the Trustee to institute such proceedings in respect of such Event of Default in its own name as Trustee thereunder, (iii) such Holder or Holders have offered to the Trustee such indemnity as is reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the Trustee has failed to institute such proceeding within 60 days after receipt of such written notice, request and offer of indemnity and (v) the Trustee has not received from the Holders of a majority in principal amount of the Outstanding Notes a direction inconsistent with such written request during such 60 day period.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee by entering into an indenture or indentures supplemental thereto with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes. The Indenture also permits the Holders of not less than a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all of the Notes, to waive compliance by the Company with certain restrictive provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of any Note issued upon the registration of transfer hereof or in exchange for or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and any interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

         The Notes are issuable only in fully registered form in denominations of $1,000 and integral multiples in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of any authorized denomination, as requested by the Holder surrendering the same. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any interest on this Note are payable or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Company and the Security Registrar or any transfer agent duly executed by the registered owner hereof or his/her attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount and Stated Maturity will be issued to the designated transferee or transferees.

         Subject to the terms of the Indenture, prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         No service charge shall be made for any registration of transfer or exchange of this Note, but, subject to certain limitations set forth in the Indenture, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State.

         This Note shall not be valid or become obligatory for any purpose until the Trustee's Certificate of Authentication hereon shall have been executed by the Trustee.

                                   ASSIGNMENT

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
      Please insert Social Security or other identifying number of assignee

________________________________________________________________________________
               (please print or type name and address of assignee)

the within Security and all rights thereunder and does hereby irrevocably constitute and appoint the aforesaid assignee attorney to transfer the within Security on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _________________________                       _________________________

In the presence of:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever. When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his or her authority to act must accompany the Security. The signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program
(SEMP); or (iv) in such other guarantee program acceptable to the Trustee.